Exhibit 10.2

Purchase Agreement

(English Summary)

Party A: Great Shengda as purchaser

Party B: Creo Prepress (Shanghai ) Co., Ltd. as supplier

Date of Signing	April 12, 2009

Name of Products	Image Output System

Total Contract Price	RMB 1,880,000.00

Place of Delivery	At the Purchaser’s site

Country of Origin &	Kodak Graphic Communications Canada Company
Manufacturer
Time of Delivery	The Supplier will use best efforts to deliver within 60 days after this Contract has taken effect and the Purchaser has advanced the payment pursuant to the Terms of Payment.

Terms of Payment		The total Contract Price shall be payable in the following installments:
	1.	10% as deposit upon execution of this Contract
	2.	85% of contract price shall be paid by T/T before the Purchase in favour of the Supplier.
	3.	The balance 5% contract price shall be paid by T/T after the Purchaser signing the Completion of Installation within one week.
4.

If any payment is delayed, all incurred losses and costs, including interest and/or storage charge, shall be bome by the Purchaser. In addition, the Supplier may terminate this Contract or delay the time of shipment accordingly.

	5.	The Purchaser shall bear all bank and other charges incurred in performing its payment obligations to the Supplier.

Warranty	1.

The Supplier warrants that the Goods hereof shall be free from defects of material and workmanship and in all respects in accordance with the specifications stipulated in this Contract. The warranty period shall be 12 months, starting from the Completion of Installation but shall not exceed 14 months from the time of delivery ex-works.

	2.	During the Warranty Period, the Supplier shall, in its discretion, replace or repair and defective or non-conforming component of the Goods.
	3.	The foregoing Clauses 1 and 2 are the exclusive and only warranties with respect to the Goods. All other warranties, express, implied or statutory are excluded to the extent permissible by law.

Dispute Resolution

All disputes arising from or in connection with this Contract or the execution thereof shall be settled friendly through negotiation. In case no payment can be reached through negotiation, such disputes may then be submitted to the court where the Supplier is located for resolution through litigation proceedings.